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                                                                  10K Attachment
                                                                           10.10


                       CYPRESS SEMICONDUCTOR CORPORATION
                 1995 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)


ARTICLE 1 - PLAN OBJECTIVE

1.1 The objective of this Key Employee Bonus Plan is to provide incentive to key employees of the company based on the company's overall Sales and Earnings Per Share (EPS) achievement and individual's performance against set individual or group Critical Success Factors (CSFs).

ARTICLE 2 - EFFECTIVE DATE

2.1 This agreement will become effective January 3, 1995 for the plan period of fiscal year 1995. The plan period for fiscal year 1995 covers January 3, 1995 to January 2, 1996.

ARTICLE 3 - ELIGIBILITY FOR PLAN PARTICIPATION

3.1 Prior to the commencement of each Plan Period, members of Cypress's Executive Staff will recommend to the President/CEO proposed participants for the plan period and their incentive levels for approval.

3.2 Prior to the commencement of each Plan Period, the CEO and his executive staff's plan participation and their incentive levels will be presented to the Compensation Committee of the Board of Directors for approval.

3.3 Participants are notified of their eligibility at the beginning of each plan period.

3.4 Newly hired employees may be added as participants during the plan period. Other employees who are currently not plan participants may be considered for participation at the beginning of the plan period, provided however that they have assumed greater responsibility or demonstrated greater contribution to the company. Participants added during the plan period shall receive prorated awards based on the number of months of participation in the plan with a minimum of six months participation. Otherwise, eligibility will be deferred until the next plan period. Exceptions are subject to CEO approval.

3.5    Changes in plan participants require the approval of the President/CEO.


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                       CYPRESS SEMICONDUCTOR CORPORATION
                 1995 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)

ARTICLE 4 - INCENTIVE LEVEL CONFIGURATION

4.1 Incentive levels for each plan participant will be defined to include weights for the following bonus plan elements:

           ------------------------------------------------------------------------------------
           EPS                  - bonus plan scoring based on the Company's reported
                                  Earnings per share.
           ------------------------------------------------------------------------------------
           Group Goals          - bonus plan scoring based on accomplishments of CSFs
                                  associated with the participant's group or team affiliations.
           ------------------------------------------------------------------------------------
           Individual Goals     - bonus plan scoring based on participant's
                                  accomplishments of individual CSFs.
           ------------------------------------------------------------------------------------



4.2 Each plan participant will be given an incentive level expressed as a percent of Base Salary. The following incentive levels have been defined:

           -------------------------------------------------
                 40%            CEO, Senior VPs
           -------------------------------------------------
                 30%            VPs, Key Mgrs, Key Employees
           -------------------------------------------------
                 20%            Other Key Employees
           -------------------------------------------------


4.3 Plan participants will be measured based on the following bonus plan factors:

           -------------------------------------------------------------
                                  20%Bonus        30%Bonus      40%Bonus
           -------------------------------------------------------------
           EPS                       20%             40%           50%
           -------------------------------------------------------------
           Group Goals              >=40%           >=40%         >=40%
           -------------------------------------------------------------
           Individual Goals         <=40%           <=20%         <=10%
           -------------------------------------------------------------


4.4 No bonus will be awarded unless the company achieves 90% of its 1995 EPS goal.

     Participants can earn 0% to 100% on CSFs, however, EPS can be earned from 90% 100%. EPS that exceeds the 1995 goal will be handled by the "sur-bonus" factor explained in Article 6.

4.5 For the purpose of the KEBP, EPS is defined as Earnings Per Share reported by the company adjusted for extra-ordinary events.

4.6 Plan payout will be based on the plan participant's base salary at the end of the plan period.

4.7 Should an employee change job during the plan period, and the change results in a change in incentive level either as a result of a promotion or demotion, the new incentive level will be determined immediately and the employee will be notified in writing. In any case, changes in incentive level require the approval of the CEO.


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                       CYPRESS SEMICONDUCTOR CORPORATION
                 1995 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)

ARTICLE 5 - BASE BONUS CALCULATION

5.1 A participant's base bonus is comprised of bonus earned from the EPS factor and bonus earned from the CSF factor. (Refer to Exhibit 1 for a detailed example of base bonus calculation).


5.2  A participant's bonus from the EPS factor is calculated as:

             (Participant's base salary) x (Bonus incentive level) x (EPS weight) x (Actual EPS/1995 EPS goal, not to exceed 100%)

5.3  A participant's bonus from the CSF factor is calculated as:

             (Participant's base salary) x (Bonus incentive level) x (CSF weight) x (Actual CSF score, not to exceed 100%)

     a) Group and individual CSFs are given weights at the beginning of the plan period. The sum of the weights of these CSFs should equal 100%. At the end of the plan period, performance against CSFs are scored and multiplied by the associated weight. The sum of these weighted scores is calculated to determine the total percent attainment for bonus purposes.

     b) A 0% threshold will be defined for each CSF. This threshold, which could be timing and/or deliverable-based, is a point at which CSF score starts to be earned. If a participant does not reach/complete the minimum threshold, the CSF will be scored 0% (zero). Progress beyond the threshold earns the participant a pro-rated score up to 100%.

ARTICLE 6 - "SUR-BONUS" CALCULATION


6.1 For the 1995 KEBP, an additional feature is being introduced, to provide plan participants with upside opportunity for beating the 1995 goals and meeting the challenge of attaining higher Sales and higher EPS. This new feature is called the "Sur-Bonus Factor". As with any upside opportunity however, there can be a downside as well.

6.2 After the base bonus has been calculated (per Article 5), the sur-bonus factor will be calculated based on the following rules: (Refer to Exhibit 2 for detailed example of sur-bonus calculation)

     a) The sur-bonus factor is comprised of Sales and EPS, with each element weighting equally at 50%/50%.


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                       CYPRESS SEMICONDUCTOR CORPORATION
                 1995 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)

     b) If the actual sales for FY95 are lower than or equal to the 1995 goal, the sur-bonus factor for Sales is 50%. However, if the actual sales for FY95 equals or exceeds the upside goal, the sur-bonus factor for Sales is 200%.

         For the purpose of computing sur-bonus factor for Sales, the actual FY95 sales will be rounded to the nearest million.

     c) If the actual EPS for FY95 is lower than or equal to the 1995 goal, the sur-bonus for EPS factor is 50%. However, if the actual EPS for FY95 equals or exceeds the upside goal, the sur-bonus factor for EPS is 200%.

         For the purpose of computing sur-bonus factor for EPS, the actual EPS will be rounded to the nearest penny.


     d) The composite factor for sur-bonus on Sales and sur-bonus on EPS is the simple average of the two sur-bonus factors. For instance, a sur-bonus factor or 150% on Sales and 200% on EPS will result in a simple average composite factor of 175%.

6.3  This composite sur-bonus factor will then be used to either gross-up or
     discount the base bonus calculated per Article 5.   The opportunity to beat
     the 1995 goal numbers on Sales and EPS is significant, to a point participants can double their base bonus. On the other hand, simply meeting the sales and EPS goals could discount the base bonus by half.

ARTICLE 7 - PAYMENT OF BONUS EARNED

7.1 At the end of the plan period, the CEO will present the proposed bonus pool [aggregate amount of computed bonus] to the Compensation Committee of the Board for approval.

7.2  Bonus will be paid in three installments, defined as follows:

        50% of bonus earned at the end of the plan period will be paid one week after financial results are made public from the fiscal year concluded. (tentatively January 31st)

        25% of bonus earned will be paid 6 months after the first installment. (tentatively July 31st)

        25% of bonus earned will be paid in the following year coinciding with that plan year's first 50% payout. (tentatively January 31st)

             On the basis of this schedule, 1st payout for 1995 plan period is tentatively January 31, 1996.


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                       CYPRESS SEMICONDUCTOR CORPORATION
                 1995 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)

ARTICLE 8 - ELIGIBILITY FOR PAYMENT


8.1 To be eligible for bonus payment, the participant must be employed by the company at the scheduled payment date. A participant who terminates employment prior to the payment date will forfeit the bonus including all future payment schedules, except as otherwise provided in this article.


8.2 Disability: If a participant is disabled, i.e. inability to perform any services for the company and eligible to receive disability benefits under the standards used by the company's disability benefit plan, the participant will receive an award representing a proration for each month of employment in the plan period.


8.3 Retirement: In a participant retires, i.e. permanent termination of employment with the company in accordance with the company's retirement policies, the participant will receive an award representing a proration for each month of employment in the plan period.


8.4 Death: If a participant dies, awards will be paid to the beneficiary ignated by the participant, otherwise, to the persons entitled thereto as determined by a court of competent jurisdiction. The award will be a proration of each month of employment in the plan period.


8.5 Lay-off: If a participant is terminated by lay-off during the plan period, no bonus will be awarded. If a participant is terminated by lay-off after the plan period but prior to a scheduled bonus payment, it will be the discretion of the CEO to pay bonus in full or on a prorate basis. No bonus will be paid to employees who are terminated for cause.


8.6 All qualified bonus payments including future schedule pursuant to para 8.2, 8.3 and 8.5 will be paid in lump-sum..


8.8 The CEO reserves the right to reduce the bonus award of a participant on a pro-rata basis to reflect a participant's leave of absence during the plan period.

ARTICLE 9 - MISCELLANEOUS

9.1 Unless as defined in article 8.4, no right or interest in this plan is transferable or assignable except by will or laws of descent and distribution.


9.2 Participation in this plan does not guarantee any right to continued employment with the Company.


9.3 Participation in the plan in a particular plan period is not a guarantee to participation in subsequent plan periods.


9.4 Management reserves the right to discontinue participation of any participant in this plan, at any time, and for whatever reasons.


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                       CYPRESS SEMICONDUCTOR CORPORATION
                 1995 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)



9.5 This plan is unfunded and the company does not intend to set up a sinking fund. Consequently, payments arising out of bonus earned shall be paid out of the company's general assets. Accounts recognized by the company for book purposes is not an indication of funds set aside for payment. Plan participants are considered as general creditors of the company and the obligation of the company is purely contractual and is not secured by any particular company asset.


9.6 The provision of this plan shall not limit the CEO and the Compensation Committee of the Board of Directors to modify said plan, or adopt such other plans on matters of compensation, bonus or incentive, which in its own judgment it deems proper, at any time.


9.7 This agreement is construed to be in accordance with the laws of the State of Delaware.


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